Exhibit 23.4

Independent Auditors’ Consent

The Board of Directors

Building Materials Holding Corporation:

We consent to the use of our report dated October 14, 2015, with respect to certain U.S. federal income tax consequences resulting from the merger of Building Materials Holding Corporation and Stock Building Supply Holdings, Inc., included herein and to the reference to our firm under the headings “Experts” and “Material U.S. Federal Income Tax Considerations” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

October 15, 2015